                                                                   EXHIBIT 10.29

================================================================================


                               PURCHASE AGREEMENT


                                     AMONG


                          NATIONAL AUTO CREDIT, INC.,


                             NATIONAL CINEMAS, INC.


                                    FA, INC.


                                      and


                          READING ENTERTAINMENT, INC.




                         ______________________________

                           Dated as of April 5, 2000

                         ______________________________

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                                         Page
                                                                                                         ----
ARTICLE I.          DEFINITIONS........................................................................    1

     Section 1.1.        Definitions...................................................................    1

ARTICLE II.         PURCHASE AND SALE..................................................................    6

     Section 2.1.        Transfer of Shares............................................................    6
     Section 2.2.        Closing.......................................................................    6
     Section 2.3.        Purchase Price................................................................    6
     Section 2.4.        Certain Indemnitees...........................................................    7
     Section 2.5.        Newco.........................................................................    7
     Section 2.6.        Option Letters................................................................    7

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PARENT........................    7

     Section 3.1.        Organization..................................................................    7
     Section 3.2.        Capitalization; Title to the Interests........................................    8
     Section 3.3.        Subsidiaries and Investments..................................................    8
     Section 3.4.        Authorization and Validity of Agreement.......................................    8
     Section 3.5.        No Conflict or Violation......................................................    9
     Section 3.6.        Consents and Approvals........................................................    9
     Section 3.7.        Financial Statements..........................................................    9
     Section 3.8.        Absence of Certain Changes or Events..........................................   10
     Section 3.9.        Tax Matters...................................................................   11
     Section 3.10.       Intentionally Omitted.........................................................   12
     Section 3.11.       Intellectual Property.........................................................   12
     Section 3.12.       Personal Property.............................................................   12
     Section 3.13.       Real Property.................................................................   12
     Section 3.14.       Licenses, Permits and Governmental Approvals..................................   14
     Section 3.15.       Compliance with Law...........................................................   14
     Section 3.16.       Contracts.....................................................................   15
     Section 3.17.       Intentionally Omitted.........................................................   15
     Section 3.18.       Litigation....................................................................   16
     Section 3.19.       Insurance.....................................................................   16
     Section 3.20.       Employee Plans................................................................   16
     Section 3.21.       Labor Matters.................................................................   16
     Section 3.22.       Environmental Matters.........................................................   16
     Section 3.23.       Brokers and Finders...........................................................   17
     Section 3.24.       Year 2000 Compliance..........................................................   17
     Section 3.25.       Intentionally Omitted.........................................................   17
     Section 3.26.       Change in Ownership...........................................................   17

     Section 3.27.       Intentionally Omitted.........................................................    17
     Section 3.28.       Absence of Undisclosed Liabilities............................................    18
     Section 3.29.       Purchase for Investment.......................................................    18
     Section 3.30.       Restricted Securities.........................................................    18
     Section 3.31.       Due Diligence.................................................................    18
     Section 3.32.       Survival......................................................................    19

ARTICLE IV.         REPRESENTATIONS AND WARRANTIES OF THE BUYER AND NEWCO..............................    19

     Section 4.1.        Corporate Organization........................................................    19
     Section 4.2.        Subsidiaries and Investments..................................................    19
     Section 4.3.        Authorization and Validity of Agreement.......................................    20
     Section 4.4.        Capitalization................................................................    20
     Section 4.5.        No Conflict or Violation......................................................    21
     Section 4.6.        Consents and Approvals........................................................    21
     Section 4.7.        Financial Statements..........................................................    21
     Section 4.8.        Absence of Certain Changes or Events..........................................    21
     Section 4.9.        Tax Matters...................................................................    22
     Section 4.10.       Real Property.................................................................    23
     Section 4.11.       Litigation....................................................................    25
     Section 4.12.       Employee Plans................................................................    25
     Section 4.13.       Labor Matters.................................................................    28
     Section 4.14.       Environmental Matters.........................................................    28
     Section 4.15.       Purchase for Investment.......................................................    29
     Section 4.16.       Brokers and Finders...........................................................    29
     Section 4.17.       Due Diligence.................................................................    29
     Section 4.18.       Survival......................................................................    29

ARTICLE V.          COVENANTS OF THE PARTIES...........................................................    30

     Section 5.1.        Consents and Approvals Required on Closing Date...............................    30
     Section 5.2.        Further Assurances............................................................    30
     Section 5.3.        Best Efforts..................................................................    30
     Section 5.4.        Nondisclosure.................................................................    30
     Section 5.5.        Tax Matters...................................................................    30
     Section 5.6.        Cooperation on Tax Matters....................................................    31
     Section 5.7.        Amendment to Management Agreement.............................................    31
     Section 5.8.        Amendment to Trademark License Agreement......................................    31
     Section 5.9.        Notification and Put Rights...................................................    31
     Section 5.10.       Amendment to Certificate of Incorporation.....................................    32
     Section 5.11.       Board Representation..........................................................    32

ARTICLE VI.         INDEMNIFICATION....................................................................    32

     Section 6.1.        Indemnification by the Seller and the Parent..................................    32

     Section 6.2.        Procedures for Indemnification by the Seller and the Parent...................    33
     Section 6.3.        Indemnification by the Buyer and Newco........................................    34
     Section 6.4.        Procedures for Indemnification by the Buyer and Newco.........................    35

ARTICLE VII.        CONDITIONS TO OBLIGATIONS OF THE SELLER AND
                    THE PARENT.........................................................................    36

     Section 7.1.        Representations and Warranties of the Buyer and Newco.........................    36
     Section 7.2.        Performance of the Obligations of the Buyer and Newco.........................    36
     Section 7.3.        Consents and Approvals........................................................    36
     Section 7.4.        No Violation of Orders........................................................    36
     Section 7.5.        Registration Rights Agreement.................................................    36
     Section 7.6.        Buyer Closing Documents.......................................................    36
     Section 7.7.        Legal Matters.................................................................    37

ARTICLE VIII.       CONDITIONS TO OBLIGATIONS OF THE BUYER AND NEWCO...................................    37

     Section 8.1.        Representations and Warranties of the Seller and the Parent...................    37
     Section 8.2.        Performance of the Obligations of the Seller and the Parent...................    37
     Section 8.3.        Consents and Approvals........................................................    37
     Section 8.4.        No Violation of Orders........................................................    37
     Section 8.5.        Sellers Closing Documents.....................................................    38
     Section 8.6.        Legal Matters.................................................................    38

ARTICLE IX.         TERMINATION........................................................................    38

     Section 9.1.        Conditions of Termination.....................................................    38
     Section 9.2.        Effect of Termination.........................................................    39
     Section 9.3.        Intentionally Omitted.........................................................    39

ARTICLE X.          MISCELLANEOUS......................................................................    39

     Section 10.1.       Successors and Assigns........................................................    39
     Section 10.2.       Governing Law; Jurisdiction...................................................    39
     Section 10.3.       Service of Process............................................................    39
     Section 10.4.       Expenses; Fees................................................................    39
     Section 10.5.       Severability..................................................................    39
     Section 10.6.       Notices.......................................................................    39
     Section 10.7.       Amendments; Waivers...........................................................    41
     Section 10.8.       Public Announcements..........................................................    41

     Section 10.9.       Entire Agreement..............................................................    41
     Section 10.10.      Parties in Interest...........................................................    41
     Section 10.11.      Scheduled Disclosures.........................................................    41
     Section 10.12.      Specific Performance..........................................................    41
     Section 10.13.      Section and Paragraph Headings................................................    41
     Section 10.14.      Counterparts..................................................................    42

Exhibits
--------

Exhibit A -  Form of Amendment and Waiver
Exhibit B -  Option Letters
Exhibit C -  Company Financial Statements
Exhibit D -  Form of Registration Rights Agreement
Exhibit E -  Form of Amendment to Trademark License Agreement
Exhibit F -  Certificate of Designation, Number, Powers, Preferences and
             Relative, Participating, Optional and Other Special Rights and the Qualifications, Limitations, Restrictions, and Other Distinguishing Characteristics of the Series A Convertible Preferred Stock of National Auto Credit, Inc.

                              PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 4th day of April, 2000, by and among National Auto Credit, Inc., a Delaware corporation (the "Buyer"), National Cinemas, Inc. ("Newco"), FA, Inc. (d/b/a FA of Delaware), a Delaware corporation (the "Seller"), and Reading Entertainment, Inc., a Nevada corporation (the "Parent").

                             PRELIMINARY STATEMENT

     WHEREAS, Angelika Film Centers LLC, a Delaware limited liability company (the "Company"), owns and operates the Angelika Film Center, consisting of a multiplex cinema and caf complex, located at 18 W. Houston Street, New York, New York, in the SOHO District of Manhattan;

     WHEREAS, the Seller owns an 83.34% membership interest in the Company which, together with the remaining 16.66% membership interest in the Company owned by Sutton Hill Associates, a California general partnership ("Sutton Hill"), constitutes all of the outstanding membership interests in the Company (the "Interests"); and

     WHEREAS, the Parent owns indirectly all of the issued and outstanding shares of capital stock of the Seller and Buyer owns all of the issued and outstanding capital stock of Newco; and

     WHEREAS, the Buyer desires to enter into the motion picture exhibition business in the United States and to purchase a 50% membership interest in the Company from the Seller (the "Purchased Interests"), and the Seller desires to sell the Purchased Interests to the Buyer, on the Closing Date (as hereinafter defined), upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                 DEFINITIONS

     Section 1.1 Definitions. As used in this Agreement (including the recitals and Schedules hereto), the following terms shall have the following meanings (such meanings to be applicable equally to both singular and plural forms of the terms defined):

     "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management, policies or investments (whether through ownership of securities or partnership or other ownership interests, by management or advisory contract or otherwise) of such Person.

     "Agreement" shall have the meaning set forth in the preamble hereto.

     "Amended Trademark License Agreement" shall have the meaning set forth in
Section 5.9 hereof.

     "Amendment and Waiver" means the Amendment and Waiver to the Limited Liability Company Agreement between the Seller and Sutton Hill to be entered into among the Seller and Sutton Hill on or prior to the Closing Date in the form attached hereto as Exhibit A.

     "Benefit Arrangement" shall have the meaning set forth in Section 3.20 hereof.

     "Buyer" shall have the meaning set forth in the preamble hereto.

     "Buyer Common Stock" means the Common Stock, par value $.05 per share, of the Buyer.

     "Buyer Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $.05 per share, of the Buyer, described on Exhibit F hereto.

     "Buyer Employee Plans" shall have the meaning set forth in Section 4.12 hereof.

     "Buyer ERISA Affiliate" shall have the meaning set forth in Section 4.12 hereof.

     "Buyer Events of Breach" shall have the meaning set forth in Section 6.3 hereof.

     "Buyer Indemnitees" shall have the meaning set forth in Section 6.1 hereof.

     "Buyer Leased Property" shall have the meaning set forth in Section 4.10(b) hereof.

     "Buyer Leases" shall have the meaning set forth in Section 4.10(b) hereof.

     "Buyer Losses" shall have the meaning set forth in Section 6.1 hereof.

     "Buyer Material Adverse Effect" shall mean a material adverse effect on the business, operations, assets, properties or condition (financial or otherwise) of the Buyer and its subsidiaries, taken as a whole.

     "Buyer Multiemployer Plan" shall have the meaning set forth in Section 4.12(b) hereof.

     "Buyer Owned Real Property" shall have the meaning set forth in Section 4.10(a) hereof.

     "Buyer Pension Plans" shall have the meaning set forth in Section 4.12 hereof.

     "Buyer Plans" shall have the meaning set forth in Section 4.12 hereof.

     "Buyer Financial Statements" shall have the meaning set forth in Section
4.7 hereof.

     "CERCLA" shall have the meaning set forth in Section 3.22(b) hereof.

     "Certificate of Designation" shall mean that Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Special Rights and the Qualifications, Limitations, Restrictions, and Other Distinguishing Characteristics of the Series A Convertible Preferred Stock of National Auto Credit, Inc., the form of which is attached hereto as Exhibit F.

     "Closing" shall have the meaning set forth in Section 2.2 hereof.

     "Closing Date" shall have the meaning set forth in Section 2.2 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

     "Commission" means the Securities and Exchange Commission.

     "Company" shall have the meaning set forth in the preliminary statement hereof.

     "Company Balance Sheet" shall have the meaning set forth in Section 3.7 hereof.

     "Company Financial Statements" shall have the meaning set forth in Section
3.7 hereof.

     "Company Material Adverse Effect" shall mean a material adverse effect on the business, operations, assets, properties or condition (financial or otherwise) of the Company.

     "Company Permits" shall have the meaning set forth in Section 3.14 hereof.

     "Company Unaudited Financial Statements" shall have the meaning set forth in Section 3.7 hereof.

     "Contracts" shall have the meaning set forth in Section 3.16 hereof.

     "Employee Plans" shall have the meaning set forth in Section 3.20(a) hereof.

     "Employment and Labor Agreements" shall have the meaning set forth in
Section 4.13(a) hereof.

     "Environmental Laws" shall have the meaning set forth in Section 3.22(a) hereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

     "GAAP" shall mean United States generally accepted accounting principles as in effect on the date on which the document or calculation to which it refers relates, applied on a consistent basis throughout the periods covered thereby.

     "Government" shall mean any agency, division, subdivision, audit group or procuring office of the Government of the United States, any state of the United States or any foreign government, including the employees or agents thereof.

     "Hazardous Materials" shall have the meaning set forth in Section 3.22(c) hereof.

     "Income Tax" or "Income Taxes" shall mean all Taxes based upon, measured by, or calculated with respect to (i) gross or net income or gross or net receipts or profits (including, but not limited to, any capital gains, minimum taxes and any Taxes on items of tax preference, but not including sales, use, goods and services, real or personal property transfer or other similar Taxes),
(ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in clause (i) above or (iii) withholding taxes measured by, or calculated with respect to, any payments or distributions (other than wages).

     "Indebtedness" shall mean all loan and credit agreements, indentures, debentures, promissory notes and other evidences of indebtedness, and all guarantees related thereto, of the Company.

     "Intellectual Property" shall have the meaning set forth in Section 3.11 hereof.

     "Interests" shall have the meaning set forth in the Preliminary Statement hereof.

     "Leases" shall have the meaning set forth in Section 3.13(b) hereof.

     "Leased Property" shall have the meaning set forth in Section 3.13(b) hereof.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or conditional sale agreement.

     "Management Agreement" shall mean the Management Agreement, dated as of August 27, 1996, by and between the Company and City Cinemas Corporation, a New York corporation.

     "Newco" shall have the meaning set forth in the preamble hereto.

     "NLRB" shall have the meaning set forth in Section 4.13(b) hereof.

     "Option Letters" shall have the meaning set forth in Section 2.6 hereof.

     "Parent" shall have the meaning set forth in the preamble hereto.

     "PBGC" shall have the meaning set forth in Section 4.12(e) hereof.

     "Permits" shall mean licenses, permits, franchises, authorizations and approvals issued or granted by the Government, any state or local government, any foreign national or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing.

     "Person" shall mean and include any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, any other unincorporated organization or Government.

     "Plans" shall have the meaning set forth in Section 3.20(a) hereof.

     "Proceeding" shall have the meaning set forth in Section 6.2 hereof.

     "Purchased Interests" shall have the meaning set forth in the Preliminary Statement hereof.

     "Reading Investment" shall have the meaning set forth in Section 5.9 hereof.

     "Registration Rights Agreement" means the Registration Rights Agreement to be entered into among the Buyer and the Seller on the Closing Date in the form attached hereto as Exhibit D.

     "SEC Reports" means the registration statements, reports and proxy statements filed with the Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Seller Events of Breach" shall have the meaning set forth in Section 6.1 hereof.

     "Seller Indemnitees" shall have the meaning set forth in Section 6.3 hereof.

     "Seller Losses" shall have the meaning set forth in Section 6.3 hereof.

     "Seller" shall have the meaning set forth in the preamble hereto.

     "Share Consideration" shall have the meaning set forth in Section 2.3 hereof.

     "Sutton Hill" shall have the meaning set forth in the Preliminary Statement hereof.

     "Taxes" shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

     "Tax Returns" shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

     "Transaction Documents" shall mean this Agreement and the Exhibits and Schedules hereto, the Registration Rights Agreement, the Option Letters, the Amendment and Waiver, the Amended Trademark License Agreement and all other agreements, instruments, certificates and other documents to be entered into or delivered by any party in connection with the transactions contemplated to be consummated pursuant to any of the foregoing.

                                  ARTICLE II
                               PURCHASE AND SALE

     Section 2.1 Transfer of Interests. On the Closing Date and upon the terms and subject to the conditions set forth in this Agreement, the Seller shall sell, assign, transfer, convey and deliver the Purchased Interests, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions, to the Buyer, and the Buyer shall purchase and accept the Purchased Interests from the Seller.

     Section 2.2 Closing. The closing of the sale and purchase of the Purchased Interests (the "Closing") shall take place on the 5th day of April, 2000, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the offices of De Martino Finkelstein Rosen & Virga, 1818 N Street, N.W., Suite 400, Washington, D.C. 20036, or at such other place as the parties hereto shall agree. At the Closing, the Seller shall deliver to the Buyer or its designees instruments of transfer reasonably acceptable to the Buyer transferring the Purchased Interests, with all stamp or other taxes attributable to the transfer of such Purchased Interests paid or provided for as contemplated herein, and the Seller and the Parent shall execute and deliver the Transaction Documents to which each of them is a party. In full consideration and exchange for the Purchased Interests, the Buyer shall thereupon pay to the Seller the purchase price as provided in Section 2.3 hereof, and the Buyer and Newco shall execute and deliver the Transaction Documents to which each of them is a party.

     Section 2.3 Purchase Price. Upon the terms and subject to the conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein, the consideration for the sale and transfer of the Purchased Interests on the Closing Date shall consist of (i) 8,999,900 shares of Buyer Common Stock (the "Common Share Consideration") and (ii) 100 shares of Buyer Series A Preferred Stock (the "Preferred Share Consideration"). The Buyer shall deliver to the Seller the certificates representing the Common Share Consideration on the Closing Date, and the Buyer shall deliver to the Seller the certificates representing the Preferred Share Consideration promptly following the acceptance for filing under the Delaware General Corporation Law of the Certificate of Designation. In the event that the Certificate of Designation for the Buyer's Series A Preferred Stock has not been filed with the appropriate Delaware authorities at the Closing Date, the parties will nevertheless close the transaction, based upon Buyer's covenant to file such Certificate of Designation and to issue the Buyer Series A Preferred Stock immediately thereafter. In such case, stock certificates representing such Buyer Series A Preferred Stock will be conditionally delivered to Seller at the Closing to be effective immediately upon the filing of the Certificate of Designation. The failure to file the Certificate of Designation within 48 hours of the Closing will give to Seller the right, at its election, either (a) to rescind the transactions provided for in this Agreement or (b) to surrender to Buyer the Buyer Common Stock received and its rights to receive the Buyer Series A Common Stock in exchange for cash in the amount of $13.5 million.

     Section 2.4 Certain Indemnitees. Reference is made to that certain Guarantee dated August 28, 1996 by Parent in favor of Cable Building Associates, pursuant to which Parent has guaranteed the obligations of the Company under the lease between Cable Building Associates and the Company (the "Cable Guarantee"). Effective upon the Closing, NAC agrees to indemnify Parent for 50% of any liability that Parent may incur under the Cable Guarantee other than any liability resulting solely from the breach by Parent of its obligations under the Cable Guarantee. Upon the request of Parent, NAC and Parent will cooperate and work in good faith to separately document such indemnity, with the intention that Parent and NAC be, in effect, each responsible for 50% of the obligations of the guarantor under such guarantee.

     Section 2.5 Newco. On the Closing Date, the Buyer shall transfer to Newco the Purchased Interests. Seller hereby consents to the transfer of the Purchased Interests to Newco. The parties acknowledge and agree that other than Newco's obligations pursuant to this Agreement, ownership and management of the Purchased Interests, ownership of any distributions received from the Company and obligations pursuant to the operating agreement with respect to the Company, Newco shall not incur any liabilities or obligations or conduct any business. Buyer hereby covenants and agrees that it will not take, and will cause Newco not to take, any action that would foreseeably cause Newco to be unable to satisfy its obligations hereunder or would foreseeably render such obligations unenforceable, including, without limitation, any action with respect to the sale or other disposition by Newco of any of its assets, the declaration of dividends by Newco, the repurchase, redemption or other acquisition by Newco of any of its stock, the incurrence of indebtedness by Newco, the creation of any liens or encumbrances by Newco on any of its assets, or the merger, consolidation, liquidation or dissolution of Newco.

     Section 2.6 Option Letters. The Buyer and the Parent acknowledge that they are executing and delivering simultaneously with this Agreement the Option Letters in the form set forth as Exhibits B-1 and B-2 hereto (the "Option Letters").

                                  ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PARENT

     The Seller and the Parent (jointly and severally) represent and warrant to the Buyer as follows:

     Section 3.1 Organization. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority and all governmental licenses, authorizations, permits, consents and approvals to own its properties and assets and to conduct its businesses as now conducted and as proposed to be conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority will not, in the aggregate, have a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign company and is in good standing in every jurisdiction where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Company Material Adverse Effect. The Company is qualified to do business only in the State of New York. Copies of the Limited Liability Company Agreement, the Management Agreement of the Company and other formation documents of the Company, with all amendments thereto to the date hereof, have been furnished by the Parent to the Buyer or its representatives, and such copies are accurate and complete as of the date hereof.

     Section 3.2   Capitalization; Title to the Interests.  The authorized
and outstanding capitalization of the Company is as set forth in Schedule 3.2.
                                                                 ------------
All of the Purchased Interests are issued and outstanding as of the date of this Agreement and are owned of record and beneficially by the Seller as set forth in

Schedule 3.2.  The Purchased Interests have been duly authorized and validly
------------
issued and no personal liability attaches to the ownership thereof. The Purchased Interests represent 50% of the issued and outstanding Interests of the Company. Except for this Agreement and as set forth on Schedule 3.2, there are
                                                        ------------
no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire the Interests, any unissued or treasury shares of capital stock or interests of the Company, any outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding Interests or any securities convertible into or exchangeable for any shares of capital stock or interests of the Company. The Seller owns beneficially and of record and has all of the ownership interests in, all of the Purchased Interests, free and clear of any mortgage, pledge, hypothecation, rights of others, claim, security interest, charge, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or similar restriction or limitation (including any restriction on the right to vote, sell or otherwise dispose of the Purchased Interests).

     Section 3.3 Subsidiaries and Investments. The Company does not, directly or indirectly, own, of record or beneficially, any outstanding voting securities or other equity interests in or control any corporation, limited liability company, partnership, trust, joint venture or other entity.

     Section 3.4   Authorization and Validity of Agreement.  Each of the
Seller and the Parent has all requisite corporate or other authority to enter into the Transaction Documents to which it is a party and to carry out its obligations thereunder. The execution and delivery of the Transaction Documents to which the Seller and Parent are parties by the Seller and the Parent and the performance by the Seller and the Parent of their respective obligations thereunder have been duly authorized by all necessary action on the part of the Seller and the Parent, and no other proceedings on the part of the Seller and the Parent are necessary to authorize such execution, delivery and performance. The Transaction Documents to which the Seller and Parent are parties have been duly and validly executed and delivered by each of the Seller and the Parent and constitute a valid and binding obligation of each of the Seller and the Parent, enforceable against each of them in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights generally and except for the limitations imposed by general principles of equity.

     Section 3.5 No Conflict or Violation. Assuming the consents and approvals listed on Schedule 3.6 are obtained or waived, the execution, delivery
                    ------------
and performance by each of the Seller and the Parent of the Transaction Documents to which it is a party (i) does not and will not violate or conflict with the Limited Liability Company Agreement, Operating Agreement, Management Agreement or any formation documents of the Company, (ii) does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority binding on the Company, the Seller or the Parent except which individually or in the aggregate would not have a Company Material Adverse Effect, (iii) does not violate and will not result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Seller, the Parent or the Company is a party or by which the Seller, the Parent or the Company is bound or to which any of their respective properties or assets is subject, except which in the aggregate would not have a Company Material Adverse Effect,
(iv) will not result in the creation or imposition of any Lien upon any of the Purchased Interests, and (v) will not result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, Permits, authorizations or approvals referred to on Schedule 3.14, except which in the aggregate would not have a Company Material Adverse Effect.

     Section 3.6   Consents and Approvals.  Except as set forth on

Schedule 3.6, no consent, waiver, authorization or approval of, or declaration
------------
or filing with, any governmental or regulatory authority, domestic or foreign, or other Person is required in connection with the execution and delivery of the Transaction Documents by the Seller and the Parent or the performance by the Seller and the Parent of their respective obligations thereunder.

     Section 3.7 Financial Statements. The Parent has heretofore furnished to the Buyer copies of (i) the unaudited consolidated balance sheet of the Company as of December 31, 1999 (the "Company Balance Sheet"), together with the related statements of operations, members' equity and cash flows for the twelve month period then ended and the notes thereto, if any (the "Company Unaudited Financial Statements"); and (ii) the unaudited consolidated balance sheet of the Company as of December 31, 1998, together with the related statement of operations, members' equity and cash flows for the twelve month period then ended and the notes thereto, if any and (iii) the audited consolidated balance sheet of the Company as of the fiscal years ended January 1, 1998 and December 31, 1996, together with the related statements of operations, members' equity and cash flows for the periods then ended and the notes thereto, if any, (the financial statements listed in clause (i) (ii) and (iii) above being hereinafter referred to as the "Company Financial Statements"). Except as set forth therein, the Company Financial Statements:
(i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; (ii) present fairly in all material respects the financial position, results of operations and cash flow of the Company as of such dates and for the periods then ended, except for customary audit adjustments which are not material to the financial position or results of operations of the Company; and (iii) are in accordance with the books of account and records of the Company. The Company Financial Statements are attached hereto as Exhibit C.

     Section 3.8 Absence of Certain Changes or Events. Except as contemplated by this Agreement, or as set forth in Schedule 3.8, since December
                                                   ------------
31, 1999, the business of the Company has been conducted in the ordinary course consistent with past practices and, other than any of the following actions taken in the ordinary course of business, there has not been any:

          (a) Event that has had or is reasonably likely to have a Company Material Adverse Effect, and no factor or condition exists and no event has occurred that would be likely to result in a Company Material Adverse Effect;

          (b) Destruction of, damage to, or loss of, any material asset of the Company (whether or not covered by insurance);

          (c) Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization methods, policies, or rate) by the Company;

          (d) Declaration or making of, or agreement to declare or make, any payment of dividends or distribution of any asset of any kind whatsoever in respect to any of the Company's interests, nor any purchase, redemption, or other acquisition or agreement to purchase, redeem, or otherwise acquire, any of such outstanding interests;

          (e) Borrowing of, or agreement to borrow, any funds by the Company, and the Company has not incurred or become subject to any material obligation or liability (whether absolute, accrued, contingent or otherwise);

          (f) Payment of any obligation or liability (absolute or contingent), by the Company other than current liabilities reflected in or shown on the Company Financial Statements and current liabilities incurred in the ordinary course of business;

          (g) Mortgage, pledge, or subjection to lien, charge, or other encumbrance, of any of the assets, properties, or rights (tangible or intangible) of the Company, except for mechanics lien and Liens for taxes, in each case, not yet due and payable;

          (h) Sale, transfer or disposal of any of the assets, properties, or rights (tangible or intangible) of the Company;

          (i) Agreement entered into granting any preferential rights to purchase any of the assets, properties, or rights (tangible or intangible) of the Company (including management and control thereof), or requiring the consent of any party to the transfer and assignment of any such assets, properties, or rights (including management and control thereof);

          (j) Amendment, modification, or termination of any contract, lease, license, promissory note, commitment, indenture, mortgage, deed of trust, collective bargaining agreement, employee benefit plan, or any other agreement, instrument, indebtedness, or obligation to which the Company is a party, or by which it or any of its assets or properties are bound, except those agreements, amendments, or terminations effected in the ordinary course of business consistent with past practices;

          (k) Capital expenditure by the Company exceeding $25,000, or additions to property, plant and equipment used in the operations of the Company other than ordinary repairs and maintenance;

          (l) Citation received by the Company from any governmental entity or agency for any violations of any act, law, rule, regulation, or code of any governmental entity or agency, which citations in the aggregate would be reasonably likely to result in a Company Material Adverse Effect;

          (m) Claim against the Company for damages or alleged damages for any actual or alleged negligence or other tort or breach of contract (whether or not fully covered by insurance) except as would not have a Company Material Adverse Effect; or

          (n) Agreement by the Seller, the Parent or the Company to do any of the things described in the preceding clauses.

     Section 3.9   Tax Matters.  Except as otherwise disclosed in
Schedule 3.9, (i) the Company has filed (or joined in the filing of) when due
------------
all Tax Returns required by applicable law to be filed with respect to the Company and all Taxes shown to be due on such Tax Returns have been paid; (ii) all such Tax Returns were true, correct and complete in all material respects as of the time of such filing; (iii) all Taxes relating to periods ending on or before the Closing Date, owed by the Company (whether or not shown on any Tax Return) at any time on or prior to the Closing Date, if required to have been paid, have been paid (except for Taxes which are being contested in good faith);
(iv) any liability of the Company for Taxes not yet due and payable, or which are being contested in good faith, has been provided for on the financial statements of the Company in accordance with and to the extent required by GAAP;
(v) there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, the Company in respect of any Tax or assessment, nor is any claim for additional Tax or assessment asserted by any Tax authority; (vi) no material claim has been made by any Tax authority in a jurisdiction where the Company does not currently file a Tax Return that it is or may be subject to Tax by such jurisdiction, nor to the Company's knowledge is any such assertion threatened; (vii) there is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns; (viii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company; (ix) no property of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (x) the Company is not a party to any lease made pursuant to former
Section 168(f)(8) of the Internal Revenue Code of 1954; (xi) the Company is currently and for all periods since its formation has qualified as a "partnership" within the meaning of Section 7701(a)(2) of the Code; (xii) the Company has a valid election in effect under Section 754 of the Code or, at the request of Buyer, will make a timely election under Section 754 of the Code with respect to the Purchased Interests; (xiii) Seller is not a "foreign person" within the meaning of Section 1445 of the Code; (xiv) the Company is not a party to any agreement, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters; and
(xiv) the Company has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

     Section 3.10  Intentionally Omitted.

     Section 3.11  Intellectual Property.  Schedule 3.11 sets forth a
                                           -------------
true and complete list of all domestic and foreign trademarks, trademark applications, patents, registered copyrights (except copyrighted software and theatrical films and film trailers licensed to the Company in its ordinary course of business) and patent applications owned by, registered in the name of or licensed to or from the Company as of the date hereof. The Company owns or possesses adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on its business as presently conducted. Except as set forth on Schedule 3.11, the Company has not received
                                   -------------
any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Company Material Adverse Effect.

     Section 3.12   Personal Property.  Except as set forth in Schedule
                                                               --------
3.12, the Company owns and has good and marketable title, free and clear of all
----
title defects and objections, security interests, Liens, charges and encumbrances of any nature whatsoever to each item of personal property owned or leased by the Company and reflected on the Company Balance Sheet and all such property acquired or leased since the date thereof, except for sales and dispositions in the ordinary course of business since such date. The property owned, leased or used by the Company is sufficient and adequate to carry on its business as presently conducted and all items thereof are in good operating condition and repair. Except as set forth in Schedule 3.12, the Company holds
                                              -------------
good and transferable leaseholds under valid and enforceable leases in all of the personal property leased by it, and none of the property leased by the Company is subject to any sublease, license or other agreement granting to any person any right to use such personal property. Except as set forth in Schedule
                                                                        --------
3.12, the Company is not in breach of or default (and no event has occurred
----
which, with due notice or lapse of time or both, may constitute such a lapse or default) of any provision of any of its personal property leases. Except as disclosed in Schedule 3.12, and except for the personal property of the Seller
             -------------
located at 950 Third Avenue, New York, New York, the Company does not hold any personal property of the Seller or any of their respective Affiliates or any other Person.

     Section 3.13   Real Property.

          (a)     The Company does not own any real property.

          (b) Schedule 3.13(b) contains a list of all leases and subleases, together with any amendments thereto and any subordination, nondisturbance and attornment agreements (the "Leases"), with respect to all real property leased by the Company (the "Leased Property"). Each Lease is in full force and effect. The Company has performed all material obligations required to be performed by it to date under each of the Leases and neither the Company nor, to the best knowledge of the Parent or the Seller, any other party thereto is (except as set forth on Schedule 3.13(b)) in material default under any of the Leases (and,
         ----------------
except as set forth on Schedule 3.13(b), no event has occurred which, with due
                       ----------------
notice or lapse of time or both, would constitute such a lapse or default). Except as set forth on Schedule 3.13(b), no amount due under the Leases remains
                       ----------------
unpaid and no material controversy, claim, dispute or disagreement exists between the parties to any of the Leases. The Company has delivered to the Buyer a copy of each Lease, and all amendments thereto, listed in Schedule 3.13(b),
                                                            ----------------
except to the extent otherwise noted therein.

          (c) To the knowledge of the Parent and the Seller, the covenants, conditions, restrictions, encroachments, encumbrances, easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments affecting the Leased Property do not and will not, with respect to each Leased Property, materially impair the Company's ability to use any such Leased Property in the operation of the Company's business as presently conducted. There are no pending or, to the knowledge of the Company, threatened condemnation or similar proceedings affecting the Leased Property. The Company has access to public roads, streets or the like or valid easements over private streets, roads or other private property for such ingress to and egress from the Leased Property, except as would not materially impair the Company's ability to use any such Leased Property in the operation of the Company's business as presently conducted.

          (d) All brokerage commissions and other compensation and fees payable by reason of the Leases have been paid in full or are reflected in the Company Financial Statements except for such commissions and other compensation related to options or extensions in the Leases which are not yet exercised.

          (e) No notices of violations have been received with respect to the improvements on the Leased Property and the operations therein conducted, including without limitation, health, fire, environmental, safety, zoning and building laws, ordinances and administrative regulations, except as set forth on
Schedule 3.13(e).
----------------

          (f) There are no outstanding requirements or recommendations by any insurance company which has issued to the Company a policy covering the Leased Property, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on such property.

          (g) All public utilities required for the operation of the Leased Property, as it is currently operated, and necessary for the conduct of the business of the Company, as it is presently conducted, are installed and operating, and all installation and connection charges are paid in full.

          (h)       Except as set forth in Schedule 3.13(b), the Leased Property
                                           ----------------
is not subject to any lease, sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment of such property or any portion thereof.

          (i) The plumbing, electrical, heating, air conditioning, elevator, ventilating and all other mechanical or structural systems for which the Company is responsible under the Leases in the buildings or improvements are, to the knowledge of the Company, in good working order and condition, and the roof, basement and foundation walls of such buildings and improvements for which the Company is responsible under said Leases are, to the knowledge of the Company, in good condition and free of leaks and other material defects. All such mechanical and structural systems and such roofs, basement and foundation walls for which others are responsible under said Leases are, to the knowledge of the Company, in good working order and condition and free of leaks and other material defects.

     Section 3.14 Licenses, Permits and Governmental Approvals. Schedule 3.14 sets forth a true and complete list of all material Permits issue or granted to the Company (the "Company Permits"), and all pending applications therefor. Such list contains a summary description of each such item and, where applicable, specifies the date issued, granted or applied for, the expiration date and the current status thereof. Except as set forth in Schedule 3.14, each Company Permit has been duly obtained, is valid and in full force and effect, and is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel or declare such Company Permit invalid in any respect. The Company Permits have never been suspended, revoked or otherwise terminated, subject to any fine or penalty, or subject to judicial or administrative review, for any reason other than the renewal or expiration thereof nor has any application of any of the Company for any Company Permit ever been denied. The Company Permits are sufficient and adequate in all material respects to permit the continued lawful conduct of the Company's business in the manner now conducted, and none of the operations of the Company are being conducted in a manner that violates any of the terms or conditions under which any Company Permit was granted, except for such Company Permits the absence of which would not have a Company Material Adverse Effect or any non-compliance which will not have a Company Material Adverse Effect. Except as set forth in Schedule 3.14, no
                                                               -------------
such Company Permit will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by the Transaction Documents.

     Section 3.15   Compliance with Law.  Except as set forth in Schedule
3.15 or as would not reasonably be expected to have a Company Material Adverse Effect, the operations of the Company have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over the Company and its assets, properties and operations. Except as set forth in

Schedule 3.15 or as would not reasonably be expected to have a Company Material
-------------
Adverse Effect, the Company has not received notice of any violation of any such law, regulation, order or other legal requirement binding on it, and the Company is not in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to it or any of its assets, properties or operations. The Company does not have knowledge of any proposed change in any such laws, rules or regulations (other than laws of general applicability) that would materially and adversely affect the transactions contemplated by the Transaction Documents or all or a material part of the Company's business.


     Section 3.16   Contracts.

          (a) Schedule 3.16 sets forth (subject to the dollar amount limitations
              -------------
of clause (i) below) a true and complete list of all material contracts, agreements, instruments, commitments and other arrangements to which the Company is a party or to which the Parent or the Seller is a party and which otherwise relate to or affect in a material way any of the Company's assets, properties or operations including, without limitation, all written or oral, express or implied, (i) contracts, agreements and commitments for the purchase or sale of products or services which involve a consideration in excess of $25,000; (ii) contracts, loan agreements, letters of credit, repurchase agreements, mortgages, security agreements, guarantees, pledge agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing or lending of money or for lines of credit (including intercompany Indebtedness); (iii) personal property leases, agreements relating to intangible assets; (iv) agreements and other arrangements for the sale, pledge, transfer of, or placing of a Lien on any Interests of the Company, any material assets, property or rights or for the grant of any options or preferential rights to purchase any assets, property or rights; (v) documents granting any power of attorney with respect to the affairs of the Company; (vi) suretyship contracts, performance bonds, working capital maintenance or other forms of guaranty agreements; (vii) contracts or commitments limiting or restraining the Company from engaging or competing in any lines of business or with any person, firm, or corporation;
(viii) partnership or joint venture agreements; (ix) shareholder or membership agreements or agreements relating to the issuance of any securities of the Company or the granting of any registrations rights with respect thereto; and
(x) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the "Contracts" and individually as a "Contract").

          (b) Each Contract is valid, binding and enforceable against the Company in accordance with its terms, and in full force and effect on the date hereof. The Seller, the Parent and the Company have performed all material obligations, including, but not limited to, the timely making of any rental or other payments, required to be performed by it under, and is not in default or in breach of in respect of, any Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the Company's knowledge, no other party to any Contract is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. The Parent has delivered to the Buyer or its representatives true and complete originals or copies of all the Contracts.

     Section 3.17   Intentionally Omitted.

     Section 3.18   Litigation.  Except as set forth in Schedule 3.18,
                                                        -------------
there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the knowledge of the Seller or the Parent, threatened, before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against any of the Seller, Parent or, to their knowledge after due inquiry, the Company or any of its respective officers, directors, employees, agents or Affiliates, except as would not have a Company Material Adverse Effect. Schedule 3.18 sets forth a list and a summary description of
                 -------------
all such pending actions, suits, proceedings, disputes or investigations. None of the Seller, the Parent nor the Company is subject to any order, writ, judgment, award, injunction or decree which of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, which would have a Company Material Adverse Effect, or that would interfere with the transactions contemplated by the Transaction Documents.

     Section 3.19   Insurance.   Schedule 3.19 sets forth a complete and
                                 -------------
accurate list of the insurance policies of the Company as in effect on the date hereof, including in each case the applicable coverage limits, deductibles and the policy expiration dates. No notice of any termination or threatened termination of any of such policies has been received by the Company and such policies are in full force and effect.

     Section 3.20   Employee Plans.

     The Company has no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) covering former and current employees of the Company, or under which the Company has any obligation or liability. Schedule 3.20 lists all material plans, contracts, bonuses,
            -------------
commissions, profit-sharing, savings, stock options, insurance, deferred compensation, or other similar fringe or employee benefits covering former or current employees of the Company or under which the Company has any obligation or liability (each, a "Benefit Arrangement"), if any. The Benefit Arrangements are and have been administered in substantial compliance with their terms and with the requirements of applicable federal, state and local laws.

     Section 3.21   Labor Matters.

     The Company is in material compliance with all laws, if applicable, regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes. The Company is not engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against the Company has been filed or, to the best of the Company's knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices. The Company is in compliance with all applicable federal, state and local laws and regulations regarding occupational safety and health standards.

     Section 3.22 Environmental Matters. Notwithstanding anything to the contrary contained in this Agreement and in addition to the other representations and warranties contained herein:

          (a) The Company and its operations are in material compliance with all applicable laws, regulations and other requirements of governmental or regulatory authorities or duties under the common law relating to Hazardous Materials (as defined below) or to the protection of health, safety or the environment (collectively, "Environmental Laws") and has obtained, maintained in effect and complied in all material respects with all licenses, permits and other authorizations or registrations required under Environmental Laws except where such noncompliance or such failure to obtain, maintain in effect or comply with such licenses, permits and other authorizations or registrations would not give rise to a Material Adverse Effect.

          (b) The Company has not performed any act which would reasonably be expected to give rise to, and has not otherwise incurred, liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. ("CERCLA"), or any
                                                   -- ----
similar state or municipal law, except in either case where such liability would not constitute a Material Adverse Effect. nor has the Company received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of CERCLA to any governmental agency.

          (c) To the knowledge of James A. Wunderle or Robert F. Smerling, no asbestos, lead, petroleum, hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms may be defined in any Environmental Law and collectively referred to herein as "Hazardous Materials") has been released, placed, dumped or otherwise come to be located on, at, beneath or near, and no storage tank containing any Hazardous Materials is located at, any of the real property and/or improvements currently or formerly owned or leased by the Company which could subject the Company to a claim or claims pursuant to Environmental Laws.

     Section 3.23 Brokers and Finders. None of the Seller, the Parent, the Company or any of their respective officers, directors or employees has employed any broker or finder and none of the Seller, the Parent, the Company or any of their respective officers, directors or employees has incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

     Section 3.24 Year 2000 Compliance. To the knowledge of the Seller and the Parent after due inquiry, the software used by the Company will be year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed.

     Section 3.25   Intentionally Omitted.

     Section 3.26   Change in Ownership.   Neither the purchase of the
Purchase Interests by the Buyer nor the consummation of the transactions contemplated by the Transaction Documents are reasonably likely to result in any material adverse change in the business operations of the Company or in the loss of the benefits of any servicing relationship.

     Section 3.26   Intentionally Omitted.

     Section 3.28   Absence of Undisclosed Liabilities.   Except as set
forth in Schedule 3.28, the Company has no indebtedness or liability, absolute
         -------------
or contingent, direct or indirect, which is not shown or provided for on the balance sheets of the Company included in the Company Financial Statements other than liabilities incurred or accrued in the ordinary course of business (including liens of current taxes and assessments not in default) since December 31, 1999 and other than liabilities which GAAP does not require to be shown or provided for and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability. Except as shown in such balance sheets or in the Company Financial Statements, the Company is not, directly or indirectly, liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person.

     Section 3.29   Purchase for Investment.   Each of the Seller and the
Parent is an accredited investor as defined under Rule 501(a) of the Securities Act. The Share Consideration will be acquired for investment for the Seller's own account and not with a view to the resale or distribution of any part thereof, except in compliance with the registration provisions of the Securities Act or an exemption therefrom.

     Section 3.30   Restricted Securities.   Each of the Seller and the
Parent understands that the Share Consideration is characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Buyer in a transaction not involving a public offering and that under such laws and applicable regulations the Share Consideration may be resold without registration under the Securities Act only in certain limited circumstances.

     Each of the Seller and the Parent further agrees that each certificate representing the Share Consideration shall be stamped or otherwise imprinted with a legend substantially in the following form:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SECURITIES HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

     A certificate shall not bear such legend if the Seller shall have delivered to the Buyer an opinion of counsel reasonably satisfactory to the Buyer to the effect that the securities being sold may be publicly sold without registration under the Securities Act. The foregoing shall not be deemed to affect the obligations of the Buyer under the Registration Rights Agreement.

     Section 3.31   Due Diligence.   Each of the Seller and the Parent has
sufficient knowledge and experience in investing in companies similar to the Buyer and is capable of evaluating the merits and risks of its investment in the Buyer as contemplated by this Agreement and is able to bear the economic risk of such investment for an indefinite period of time. Each of the Seller and the Parent has been given access to full and complete information regarding the Buyer and has utilized such access to its satisfaction for the purpose of obtaining information each of the Seller and the Parent desires or deems relevant to its decision to acquire the Share Consideration. Each of the Seller and the Parent has had the opportunity to ask questions of and receive answers from management and representatives of the Buyer, including the Buyer's accountants, to discuss the Buyer's business, management and financial affairs and to obtain any additional information each of the Seller and the Parent desires or deems relevant. Each of the Seller and the Parent has obtained, to the extent it has deemed necessary, professional advice with respect to the risks inherent in the acquisition of the Share Consideration, including, without limitation, the matters relating to the Buyer's business and financial condition set forth in the Buyer's internal reports and public filings.

     Section 3.32   Survival.   Except where a representation or warranty
expressly refers to another date, in which case such representation or warranty need be true and correct only as of such date, each of the representations and warranties set forth in this Section 3 shall be deemed represented and made by the Seller and the Parent at the Closing as if made at such time and shall survive the Closing for a period terminating on the later of (a) the date 6 months after the Closing Date, and (b) with respect to claims asserted pursuant to Section 6.1 of this Agreement before the expiration of the applicable representation or warranty, on the date such claim is finally liquidated or otherwise resolved; provided, however, that (x) the representations and
                    --------  -------
warranties in Sections 3.22 hereof shall survive until the third anniversary of the Closing Date and (y) the representations and warranties in Sections 3.2 and
3.9 hereof shall survive until the applicable statute of limitations for third party or governmental actions has expired.

                                  ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF THE BUYER AND NEWCO

           The Buyer and Newco represent and warrant (jointly and severally) to the Seller as follows:

     Section 4.1  Corporate Organization.   The Buyer is a corporation
duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its businesses as now conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority will not, in the aggregate, have a Buyer Material Adverse Effect. The Buyer is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Buyer Material Adverse Effect. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its businesses as now conducted.

     Section 4.2  Subsidiaries and Investments.   Except as set forth in
Schedule 4.2, the Buyer does not, directly or indirectly, own, of record or
------------
beneficially, any outstanding voting securities or other equity interests in or control any corporation, limited liability company, partnership, trust, joint venture or other entity.

     Section 4.3  Authorization and Validity of Agreement.   Each of the
Buyer and Newco has all requisite power and authority to enter into the Transaction Documents to which it is a party and to carry out its obligations thereunder. The execution and delivery of the Transaction Documents to which Buyer and Newco are parties and the performance of the Buyer's and Newco's obligations thereunder have been duly authorized by all necessary corporate action by the Buyer and Newco, respectively, and no other proceedings on the part of the Buyer or Newco are necessary to authorize such execution, delivery and performance. The Transaction Documents to which the Buyer and Newco are parties have been duly executed by the Buyer and Newco, respectively, and constitute a valid and binding obligation of each of them, enforceable against each of them in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights generally and except for the limitations imposed by general principles of equity. The Buyer has authorized the issuance and delivery of the Share Consideration in accordance with this Agreement. For purposes of Section 203 of the General Corporation Law of the State of Delaware, the Board of Directors of the Buyer, prior to the execution and delivery of this Agreement by the Buyer, and as a condition to the parties' reaching agreement hereunder, has approved the transactions that are the subject hereof as contemplated by subsection (a)(1) of said Section 203.

     Section 4.4  Capitalization.   The authorized and outstanding capital
stock of the Buyer is as set forth in Schedule 4.4.  Upon issuance, sale and
                                      ------------
delivery as contemplated by this Agreement, the shares which constitute the Share Consideration will be duly authorized, validly issued, fully paid and non-assessable shares of the Buyer, free of all preemptive or similar rights, and entitled to the rights therein described. Except as set forth in Schedule 4.4,
                                                                  ------------
there are no outstanding options, warrants, agreements, conversion rights, preemptive or similar rights to subscribe for or purchase shares of capital stock of the Buyer. The fair market value of the Buyer's net assets (calculated net of all liabilities whether or not currently liquidated and whether currently known or unknown, including, without limitation, all contingent liabilities which may be asserted against the Buyer by a Person with respect to the actions of the Buyer, its officers and/or directors during the time that Sam Frankino was an officer and/or director of the Buyer, all current litigation claims, and any liabilities, if any, which may result from the current audit of the Buyer by the Internal Revenue Service) is not less than $1.65 per share. Notwithstanding the provisions of Section 4.18 to the contrary, the representation and warranty set forth in the penultimate sentence of this Section 4.4 shall be deemed represented and made by the Buyer at the Closing as if made at such time and shall survive the Closing for a period terminating on the earlier of (a) the date that the Buyer files its Annual Report on Form 10-K for the fiscal year ended January 31, 2001 with the Securities and Exchange Commission; or (b) April 1, 2001.

     Section 4.5  No Conflict or Violation.

          (a) Assuming the consents and approvals listed on Schedule 4.6 are obtained or waived, the execution, delivery and performance by the Buyer and Newco of the Transaction Documents to which it is a party does not and will not violate or conflict with any provision of the Certificate of Incorporation or the By-laws of the Buyer or Newco and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Buyer or Newco is a party or by which either of them is bound or to which any of the Buyer's or Newco's properties or assets is subject, except for such violations, breaches or defaults which, in the aggregate, will not have a Buyer Material Adverse Effect.

          (b) Neither the transfer to Newco of the Purchased Interests and cash as contemplated in Section 2.5 hereof, nor the payment by Newco to the Seller of any amount required to be paid pursuant to Section 2.4(a) or (b) hereof, will render the Buyer or Newco insolvent or be made with the intention to hinder, delay or defraud creditors of either the Buyer or Newco, nor will any such transfer or payment contravene any requirement under Delaware or other applicable law that such payment be made only out of legally available funds.

     Section 4.6  Consents and Approvals.   Except as set forth in
Schedule 4.6, no consent, waiver, authorization or approval of, or declaration
------------
or filing with, any governmental or regulatory authority, domestic or foreign, or other Person is required in connection with the execution and delivery of the Transaction Documents by the Buyer or Newco or the performance by the Buyer or Newco of its obligations thereunder.

     Section 4.7  Financial Statements.   The Buyer has heretofore furnished to
the Seller copies of the audited consolidated balance sheets of the Company as of: (i) January 31, 1999, 1998 and 1997, together with the related statements of income, stockholders' equity and cash flows for the twelve month period then ended and the notes thereto, if any, and (ii) the unaudited consolidated balance sheet of the Company as of October 31, 1999, together with the related statements of income, stockholders' equity and cash flows for the nine month period then ended and the notes thereto, if any, (the "Buyer Financial Statements"). Except as set forth therein, the Buyer Financial Statements, including the notes thereto: (i) were prepared in accordance with GAAP; (ii) present fairly in all material respects the consolidated financial position, results of operations and changes in cash flows of the Buyer as of such dates and for the periods then ended; and (iii) are in accordance with the books of account and records of the Buyer.

     Section 4.8  Absence of Certain Changes or Events.

          (a)  Except as contemplated by this Agreement or as set forth in
   Schedule 4.8, since October 31, 1999, there has not been:
   ------------

          (i) Any material adverse change in the business, operations, properties, assets, condition (financial or other) or prospects of the Buyer, or any event that has had or is reasonably likely to have a Buyer Material Adverse Effect, and no factor or condition exists and no event has occurred that would be likely to result in any such change;

          (ii) Any material loss, damage, destruction or other casualty to its business (whether or not insurance awards have been received or guaranteed); or

          (iii) Any material change in any method of accounting or accounting practice of the Buyer.

          (iv) Except as contemplated by the Transaction Documents or as set forth in Schedule 4.8, since October 31, 1999, the Buyer has not:
              ------------

                 (i) Incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) relating to the operations of Buyer except in the ordinary course of business consistent with past practice;

                 (ii) Sold or transferred any assets material to its business or canceled any debts or claims or waived any material rights relating to the operations of its business, except in the ordinary course of business consistent with past practice;

                 (iii)  Defaulted on any of its material obligations;

                 (iv) Entered into any material transaction, except in the ordinary course of business consistent with past practice;

                 (v) Made any capital expenditure in excess of $25,000, or additions to property, plant and equipment used in the operations of its business other than ordinary repairs and maintenance;

                 (vi) Entered into any agreement or made any commitment to do any of the foregoing.

     Section 4.9 Tax Matters.   Except as otherwise disclosed in Schedule 4.9,
                                                                 ------------
(i) the Buyer has filed (or joined in the filing of) when due all Tax Returns required by applicable law to be filed with respect to the Buyer and all Taxes shown to be due on such Tax Returns have been paid; (ii) all such Tax Returns were true, correct and complete in all material respects as of the time of such filing; (iii) all Taxes relating to periods ending on or before the Closing Date owed by the Buyer (whether or not shown on any Tax Return) or to which the Buyer may be liable under Treasury Regulations (S) 1.1502-6 (or analogous state or foreign provisions) by virtue of having been members of any "affiliated group" (or other group filing on a combined or unitary basis) at any time on or prior to the Closing Date, if required to have been paid, have been paid (except for Taxes which are being contested in good faith); (iv) any liability of the Buyer for Taxes not yet due and payable, or which are being contested in good faith, has been provided for on the financial statements of the Buyer in accordance with and to the extent required by GAAP; (v) there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, the Buyer in respect of any Tax or assessment, nor is any claim for additional Tax or assessment asserted by any Tax authority; (vi) no material claim has been made by any Tax authority in a jurisdiction where the Buyer does not currently file a Tax Return that it is or may be subject to Tax by such jurisdiction, nor to the Buyer's knowledge is any such assertion threatened;
(vii) there is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns; (viii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Buyer; (ix) no property of the Buyer is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (x) the Buyer is not a party to any lease made pursuant to former Section 168(f)(8) of the Internal Revenue Code of 1954; (xi) the Buyer has not filed any agreement or consent under Section 341(f) of the Code; (xii) the Buyer is not a "foreign person" within the meaning of Section 1445 of the Code; (xiii) the Buyer is not a party to any agreement, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters; and (xiv) the Buyer has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

     Section 4.10  Real Property.

          (a)  Schedule 4.10(a) lists all real property owned by the Buyer or
               ----------------
its subsidiaries (the "Buyer Owned Real Property").  Except as disclosed on
Schedule 4.10(a), the Buyer or its subsidiaries have good and marketable title
----------------
in fee simple to the Buyer Owned Real Property free and clear of any Liens. All buildings, plants and structures included on the Buyer Owned Real Property lie wholly within the boundaries of the Buyer Owned Real Property and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

          (b)  Schedule 4.10(b) contains a list of all leases and subleases,
               ----------------
together with any amendments thereto and any subordination, nondisturbance and attornment agreements (the "Buyer Leases"), with respect to all real property leased by the Buyer or its subsidiaries (the "Buyer Leased Property"). Each Lease is in full force and effect. Each of the Buyer or its subsidiaries has performed all material obligations required to be performed by it to date under each of the Leases and neither the Buyer or its subsidiaries nor any other party thereto is, except as set forth on Schedule 4.10(b), in material default under
                                   ----------------
any of the Leases (and, except as set forth on Schedule 4.10(b), no event has
                                               ----------------
occurred which, with due notice or lapse of time or both, would constitute such a lapse or default). No amount due under the Leases remains unpaid and no material controversy, claim, dispute or disagreement exists between the parties to any of the Leases. The Buyer has delivered to the Seller a copy of each Lease, and all amendments thereto, listed in Schedule 4.10(b), except to the
                                             ----------------
extent otherwise noted therein.

         (c) The covenants, conditions, restrictions, encroachments, encumbrances, easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments affecting the Buyer Owned Real Property or Buyer Leased Property do not and will not, with respect to each Buyer Owned Real Property or Buyer Leased Property, materially impair the Buyer's or its subsidiaries' ability to use any such Buyer Owned Real Property or Buyer Leased Property in the operation of the Buyer's and its subsidiaries' business as presently conducted. There are no pending or, to the knowledge of the Buyer, threatened condemnation or similar proceedings affecting the Buyer Owned Real Property. There are no pending or, to the knowledge of the Buyer, threatened condemnation or similar proceedings affecting the Buyer Leased Property. The Buyer and its subsidiaries have access to public roads, streets or the like or valid easements over private streets, roads or other private property for such ingress to and egress from the Buyer Owned Real Property and the Buyer Leased Property, except as would not materially impair the Buyer's and its subsidiaries' ability to use any such Buyer Owned Real Property or Buyer Leased Property in the operation of the Buyer's and its subsidiaries' business as presently conducted.

          (d) All brokerage commissions and other compensation and fees payable by reason of the Buyer Leases or the Buyer Owned Real Property have been paid in full or are reflected in the Buyer Unaudited Financial Statements except for such commissions and other compensation related to options or extensions in the Buyer Leases which are not yet exercised.

          (e) No notices of violations have been received with respect to the improvements on the Buyer Owned Real Property and Buyer Leased Property and the operations therein conducted, including without limitation, health, fire, environmental, safety, zoning and building laws, ordinances and administrative regulations, except as set forth on Schedule 4.10(e).
                                    ----------------

          (f) There are no outstanding requirements or recommendations by any insurance company which has issued to the Buyer or its subsidiaries a policy covering the Buyer Owned Real Property or Buyer Leased Property, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on such property.

          (g) All public utilities required for the operation of the Buyer Owned Real Property and the Buyer Leased Property, as they are currently operated, and necessary for the conduct of the business of the Buyer and its subsidiaries, as it is presently conducted, are installed and operating, and all installation and connection charges are paid in full.

          (h)  Except as set forth in Schedule 4.10(b), the Buyer Owned Real
                                      ----------------
Property and the Buyer Leased Property are not subject to any lease, sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment of such property or any portion thereof.

          (i) The plumbing, electrical, heating, air conditioning, elevator, ventilating and all other mechanical or structural systems for which the Buyer or its subsidiaries are responsible under the Buyer Leases in the buildings or improvements are, to the knowledge of the Buyer, in good working order and condition, and the roof, basement and foundation walls of such buildings and improvements for which the Buyer or its subsidiaries are responsible under said Buyer Leases, to the knowledge of the Buyer, are in good condition and free of leaks and other material defects. All such mechanical and structural systems and such roofs, basement and foundation walls for which others are responsible under said Buyer Leases are, to the knowledge of the Buyer, in good working order and condition and free of leaks and other material defects.

     Section 4.11  Litigation.   Except as set forth in the Buyer's
public filings or in Schedule 4.11, there are no claims, actions, suits,
                     -------------
proceedings, labor disputes or investigations pending or, to the knowledge of Buyer, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against Buyer, any of its officers, directors, employees, agents or Affiliates, nor is any basis known to Buyer or its Affiliates for any such action, suit, proceeding or investigation which would reasonably be expected to have a Buyer Material Adverse Effect. The Buyer is not subject to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, which would have a Buyer Material Adverse Effect, or that would or might interfere with the transactions contemplated by the Transaction Documents.

     Section 4.12  Employee Plans.

          (a)  Schedule 4.12 sets forth: (i) all "employee benefit plans," as
               -------------
defined in Section 3(3) of ERISA, and all other employee benefit arrangements or payroll practices, including, without limitation, any employment or consulting agreements, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Buyer or its subsidiaries or to which the Buyer or its subsidiaries are obligated to contribute thereunder for current or former employees, consultants and directors of the Buyer or its subsidiaries (the "Buyer Plans"), and (ii) all "employee pension plans", as defined in
Section 3(2) of ERISA, maintained by the Buyer or its subsidiaries or any trade or business (whether or not incorporated) which is or has ever been under control or treated as a single employer with the Buyer or its subsidiaries under
Section 414(b), (c), (m), or (o) of the Code ("Buyer ERISA Affiliate") or to which the Buyer or its subsidiaries or any Buyer ERISA Affiliate has contributed or has ever been obligated to contribute thereunder (the "Buyer Pension Plans") (the Buyer Plans and Buyer Pension Plans are hereafter collectively referred to as the "Buyer Employee Plans").

          (b) None of the Buyer Employee Plans is a multiemployer plan, as defined in Section 3(37) of ERISA ("Buyer Multiemployer Plan"), and neither the Buyer or its subsidiaries nor any Buyer ERISA Affiliate has withdrawn in a complete or partial withdrawal from any Buyer Multiemployer Plan, nor has any of them incurred any liability due to the termination or reorganization of a Buyer Multiemployer Plan.

          (c)  Each Buyer Employee Plan that is intended to qualify under
Section 401 of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Section 401(a) and the trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of any such Buyer Employee Plan that could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

          (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Buyer Employee Plans or by law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on or prior to the Closing Date. No accumulated funding deficiencies exist in any of the Buyer Employee Plans subject to Section 412 of the Code.

          (e) There is no "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA in any of the respective Buyer Pension Plans which are subject to Title IV of ERISA. Each of the respective Buyer Pension Plans are fully funded in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation (the "PBGC") to determine the level of funding required in the event of the termination of the Buyer Pension Plans.

          (f) None of the Buyer or its subsidiaries or any Buyer ERISA Affiliate has terminated any Buyer Pension Plan subject to Title IV, or incurred any outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. All premiums due the PBGC with respect to the Buyer Pension Plans have been paid. None of the Buyer or its subsidiaries or any Buyer ERISA Affiliate has engaged in any transaction described in Section 4069 of ERISA.

          (g)  There has been no "reportable event" within the meaning of
Section 4043 of ERISA with respect to any Buyer Pension Plans subject to Title IV of ERISA which would require the giving of notice or any other event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

          (h) There has been no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Buyer Employee Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Buyer Employee Plans.

          (i) True, correct and complete copies of the following documents, with respect to each of the Buyer Employee Plans, have been delivered to the Seller by the Buyer: (i) all plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500; (iii) the last IRS determination letter; (iv) summary plan descriptions; (v) the most recent actuarial report relating to the Buyer Employee Plans; and (vi) written descriptions of all non-written agreements relating to the Buyer Employee Plans.

          (j) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Buyer Employee Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Buyer Employee Plans with respect to the operation of such plans (other than routine benefit claims), nor do the Buyer or Newco have knowledge of facts which could form the basis for any such claim or lawsuit.

          (k) All amendments and actions required to bring the Buyer Employee Plans into conformity in all material respects with all of the applicable provisions of ERISA, the Code and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

          (l) Any bonding required with respect to the Buyer Employee Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

          (m) The Buyer Employee Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and none of the Buyer or its subsidiaries or any "party in interest" or "disqualified Person" with respect to the Buyer Employee Plans has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or 4975 of the Code. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Buyer Employee Plan.

          (n) None of the Buyer Employee Plans provide retiree life or retiree health benefits except as may be required under Section 4980B of the Code or
Section 601 of ERISA and at the expense of the participant or the participant's beneficiary. The Buyer and its subsidiaries and the Buyer ERISA Affiliates have at all times complied with the notice and health care continuation requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA.

          (o)  Except as disclosed on Schedule 4.12, no stock or other security
                                      -------------
issued by the Seller, the Buyer or its subsidiaries or any of their Affiliates forms or has formed part of the assets of any Buyer Employee Plan.

     Section 4.13  Labor Matters.

          (a)  Except as set forth in Schedule 4.13:  (i) none of the Buyer or
                                      -------------
its subsidiaries is a party to any outstanding employment, consulting or management agreements or contracts with officers or employees that provide for the payment of any bonus or commission; (ii) none of the Buyer or its subsidiaries is party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Buyer or its subsidiaries nor do the Seller, the Buyer or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees. The Buyer has furnished to the Seller complete and correct copies of all such agreements ("Employment and Labor Agreements"). The Buyer and its subsidiaries have not breached or otherwise failed to comply with any provisions of any Employment and Labor Agreement, and are in full compliance with all terms of any collective bargaining agreement and there are no grievances outstanding thereunder.

          (b) The Buyer and its subsidiaries are in compliance with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment and are not engaged in any unfair labor practice; (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or threatened against or affecting the Buyer or its subsidiaries, and the Buyer and its subsidiaries have not at any time experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Buyer or its subsidiaries; (iv) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Buyer or its subsidiaries; (v) there are no charges with respect to or relating to the Buyer or its subsidiaries pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; and (vi) the Buyer and its subsidiaries have no formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Buyer or its subsidiaries and no such investigation is in progress.

     Section 4.14  Environmental Matters.   Notwithstanding anything to
the contrary contained in this Agreement and in addition to the other representations and warranties contained herein:

          (a) The Buyer and its subsidiaries and their operations are in compliance with all applicable Environmental Laws and have obtained, maintained in effect and complied with all licenses, permits and other authorizations or registrations required under Environmental Laws.

          (b) The Buyer and its subsidiaries have not performed or suffered any act which could give rise to, or have otherwise incurred, liability to any person (governmental or not) under CERCLA or any similar state or municipal law, nor has the Buyer or its subsidiaries received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of CERCLA to any governmental agency.

          (c) No Hazardous Materials have been released, placed, dumped or otherwise come to be located on, at, beneath or near, and no storage tank containing any Hazardous Materials is located at, any of the real property and/or improvements currently or, to the knowledge of the Buyer, formerly owned or leased by the Company which could subject the Buyer to a claim or claims pursuant to Environmental Laws.

     Section 4.15  Purchase for Investment.   Each of the Buyer and Newco
is an accredited investor as defined under Rule 501(a) of the Securities Act. The Purchased Interest will be acquired for investment for Buyer's own account and not with a view to the resale or distribution of any part thereof, except in compliance with the registration provisions of the Securities Act or an exemption therefrom.

     Section 4.16  Brokers and Finders.   None of the Buyer or its
subsidiaries or any of their respective officers, directors or employees has employed any broker or finder, except for Slusser Associates, Inc., and none of the Buyer or its subsidiaries or any of their respective officers, directors or employees has incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement other than fees payable to Slusser Associates, Inc.

     Section 4.17  Due Diligence.   Each of the Buyer and Newco has
sufficient knowledge and experience in investing in companies similar to the Company and is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement and is able to bear the economic risk of such investment for an indefinite period of time. Each of the Buyer and Newco has been given access to full and complete information regarding the Company and has utilized such access to its satisfaction for the purpose of obtaining information each of the Buyer and Newco desires or deems relevant to its decision to acquire the Purchased Interests. Each of the Buyer and Newco has had the opportunity to ask questions of and receive answers from management and representatives of the Company to discuss the Company's business, management and financial affairs and to obtain any additional information each of the Buyer and Newco desires or deems relevant. Each of the Buyer and Newco has obtained, to the extent it has deemed necessary, professional advice with respect to the risks inherent in the acquisition of the Purchased Interests, including, without limitation, the matters relating to the Company's business and financial condition.

     Section 4.18  Survival.   Except where a representation or warranty
expressly refers to another date, in which case such representation or warranty need be true and correct only as of such date, each of the representations and warranties set forth in this Section 4 shall be deemed represented and made by the Buyer at the Closing as if made at such time and shall survive the Closing for a period terminating on the later of (a) date 6 months after the Closing Date, and (b) with respect to claims asserted pursuant to Section 6.2 of this Agreement before the expiration of the applicable representation or warranty, on the date such claim is finally liquidated or otherwise resolved; provided,
                                                                 --------
however, that (x) the representations and warranties in Sections 4.14 hereof
-------
shall survive until the third anniversary of the Closing Date and (y) the representations and warranties in Sections 4.4 and 4.9 hereof shall survive until the applicable statute of limitations for third party or governmental actions has expired.

                                   ARTICLE V
                          COVENANTS OF THE PARTIES

     The Parties hereto covenant as follows (all covenants of the Seller and the Parent being joint and several obligations and all covenants of the Buyer and Newco being joint and several obligations):

     Section 5.1  Consents and Approvals Required on Closing Date.   Each
of the parties hereto has or will have on or prior to the Closing Date, at its cost and expense, obtained all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other Persons required on the Closing Date in connection with the execution, delivery and performance by it of the Transaction Documents.

     Section 5.2  Further Assurances.   Upon the request of another party
at any time after the Closing Date, the Buyer, Newco, the Seller and the Parent shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or its counsel may request to perfect title of the Buyer and its successors and assigns to the Purchased Interests and to perfect title of the Seller in and to the Share Consideration or otherwise to effectuate the purposes of the Transaction Documents.

     Section 5.3  Best Efforts.   Upon the terms and subject to the
conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby and in the Transaction Documents.

     Section 5.4  Nondisclosure.   Except as required under applicable
law, from and after the Closing Date, no party shall use, divulge, furnish or make accessible to anyone any proprietary, material non-public, confidential or secret information to the extent relating to the Buyer or its subsidiaries, in the case of the Seller and the Parent, or relating to the Seller and the Parent, in the case of the Buyer and Newco (in each case including, without limitation, customer lists, supplier lists and pricing and marketing arrangements with customers or suppliers), and each of the parties shall cooperate reasonably with the others in preserving such proprietary, confidential or secret aspects of the parties.

     Section 5.5  Tax Matters.   All transfer, documentary, sales, use, stamp,
registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne and paid equally by the Parent and the Seller, on the one hand, and the Buyer and Newco, on the other hand, when due, and the Seller will file all necessary tax returns and other documentation with respect to all such taxes and fees, and, if required by applicable law, the Buyer will, and will cause its affiliates to, join in the execution of any such tax returns and other documentation.

     Section 5.6  Cooperation on Tax Matters.   The Buyer and the Seller
shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any tax return, statement, report or form (including any report required pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder), any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Seller and the Buyer agree (i) to retain, and to cause the Company to retain, all books and records with respect to tax matters pertinent to the Company relating to any pre-closing tax period, and to abide by all record retention agreements entered into with any taxing authority and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the party so requests, the Buyer or the Seller, as the case may be, shall allow the other party to take possession of such books and records.

     Section 5.7  Amendment to Management Agreement.   The Parent shall
use its best efforts to cause the Company and City Cinemas Corporation to amend the Management Agreement so that it provides the Buyer with the same rights as the Parent pursuant to Section 3.2(b) thereof, and in any event, the Parent shall deliver to the Buyer the financial statements referenced in such Section promptly following receipt thereof.

     Section 5.8  Amendment to Trademark License Agreement.   The Parent
shall cause its affiliate Reading Investment Company, Inc. ("Reading Investment") and the Company to execute an amended Angelika-SOHO Trademark License Agreement dated as of April 15, 1997 by and between Reading Investment (as amended, the "Amended Trademark License Agreement") in the form attached hereto as Exhibit E.

     Section 5.9. Notification and Put Rights.

             (a) Buyer covenants and agrees that it shall provide written notice to Parent at least thirty (30) days prior to the date on which any of the following is proposed to occur: (i) the issuance of shares of Common Stock or of any class or series of Preferred Stock (in one or a series of related transactions) representing more than fifteen percent (15%) of the number or voting power of the shares of Common Stock or Buyer Preferred Stock, as the case may be, outstanding immediately prior to such issuance, or (ii) the making of an investment or series of related investments involving aggregate payments by Buyer of $10 million or more (calculated on a consolidated basis);

             (b) Parent shall notify Buyer within thirty (30) days after the date of the notice in paragraph (a) above whether it agrees with the proposed issuance or investment described in such notice. If (x) Parent objects to any such proposed transaction and (y) Buyer notifies Parent that Buyer will nonetheless proceed with the proposed transaction, Parent shall have the option, exercisable within fifteen (15) days after the date of such written notice, to cause Buyer to repurchase, out of funds legally available therefor, all of the Common Share Consideration and the Preferred Share Consideration, for an aggregate purchase price equal to (aa) $13.5 million plus
(bb) interest at a per annum rate of ten percent (10%) calculated on a daily basis through the date of such repurchase, which repurchase shall be consummated no later than thirty (30) days after the date of the notice of exercise of the option provided herein; and

             (c) The rights of Parent to receive notice and to require the Buyer to repurchase the Common Share Consideration and the Preferred Share Consideration shall expire on the date that is thirty (30) days following the date on which Buyer files with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended January 30, 2001, provided that the parties shall be obligated to consummate any repurchase for which Parent has provided notice of exercise of the repurchase option provided in Section 5.9(b) prior to such expiration date.

     Section 5.10.  Amendment to Certificate of Incorporation.    Buyer hereby
covenants, subject to the fiduciary duty of the Board of Directors of Buyer, to present to the stockholders of Buyer, at Buyer's next annual or special meeting of stockholders, a proposed amendment to Buyer's restated Certificate of Incorporation to eliminate Article SIXTH thereof, and shall use their best efforts to solicit proxies in favor of such amendment.

     Section 5.11.  Board Representation.    Parent will be entitled to have a
representative attend all meetings of the Board of Directors of the Buyer, and of any meetings of any executive or other similar committee of the Board of
Directors as may be formed from time to time.   Buyer will give Parent
substantially the same notice of any such meeting as Parent provides to its directors, so as to allow such representative to attend such meetings in person, and provide to such representative copies of any materials provided to directors from time to time, whether or not in connection with any particular Board or executive committee meeting, contemporaneously with the delivery of such materials to such directors. Notwithstanding the above, it is acknowledged and agreed that such representative will not be entitled to attend any portions of any such meeting where specific advice is being given by legal counsel to the directors and where the presence of such representative would result in a waiver of any otherwise applicable attorney-client communication privilege.

                                  ARTICLE VI
                                INDEMNIFICATION

     Section 6.1 Indemnification by the Seller and the Parent. Notwithstanding the Closing and except to the extent that the Buyer or Newco has any knowledge or information with respect to such matter on or prior to the Closing Date, the Seller and the Parent, jointly and severally, shall indemnify and fully defend, save and hold the Buyer, Newco, and their directors, officers and employees (the "Buyer Indemnitees"), harmless if any Buyer Indemnitee shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees and expenses of investigation incurred by the Buyer Indemnitees in any action or proceeding between the Seller or the Parent and the Buyer Indemnitees or between the Buyer Indemnitees and any third party or otherwise), deficiency, interest, penalty, impositions, assessments or fines (collectively, "Buyer Losses") arising out of or resulting from, or shall pay or become obliged to pay any sum on account of, any and all the Seller Events of Breach. As used herein, "Seller Events of Breach" shall be and mean any one or more of the following:

          (a) any untruth or inaccuracy in any representation of the Seller or the Parent or the breach of any warranty of the Seller or the Parent contained in the Transaction Documents written notice of which has been given to the Seller and the Parent prior to the expiration of any survival period applicable thereto;

          (b) any failure of the Seller or the Parent duly to perform or observe any term, provision, covenant, agreement contained in the Transaction Documents on the part of such Person to be performed or observed, provided, however, that, except for Buyer Losses incurred by the Buyer Indemnitees in connection with the inaccuracy of any representation or the breach of any warranty of the Seller or the Parent relating to Taxes, the representations and warranties contained in Section 3.2 or actual fraud by the Seller or the Parent, the Seller and the Parent shall not have any obligation to make any payment under Section 6.1(a) hereof with respect to any representation or warranty unless (i) the Buyer Indemnitees have suffered Buyer Losses by reason of any particular representation or warranty, together with all other particular claims arising from the same facts and circumstances, in excess of $50,000 and (ii) until all Buyer Indemnitees have suffered Buyer Losses (other than Buyer Losses below the $50,000 threshold referred to in clause (i) above) by reason of all such claims that exceed $500,000, it being understood that once such amount is exceeded, the aggregate of all such claims in excess of $500,000 shall be payable by the Seller and Parent on demand by the Buyer.

     Section 6.2  Procedures for Indemnification by the Seller and the
Parent.   If a Seller's Event of Breach occurs or is alleged and a Buyer
Indemnitee asserts that the Seller or the Parent has become obligated to such Buyer Indemnitee pursuant to Section 6.1 hereof, or if any suit, action, investigation, claim or proceeding (a "Proceeding") is begun, made or instituted by a third party as a result of which the Seller or the Parent may become obligated to a Buyer Indemnitee hereunder, such Buyer Indemnitee shall give written notice to the Seller and the Parent. The Seller and the Parent, jointly and severally, agree to defend, contest or otherwise protect the Buyer Indemnitee against any Proceeding at their sole cost and expense. The Buyer Indemnitee shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Buyer Indemnitee's choice and shall in any event cooperate with and assist the Seller and the Parent to the extent reasonably possible. If the Seller and the Parent fail timely to defend, contest or otherwise protect against such Proceeding, the Buyer Indemnitee shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Buyer Indemnitee shall be entitled to recover the entire cost thereof from the Seller or the Parent, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such Proceeding, as such costs are incurred, and the Seller and the Parent shall be bound by any determination made in such Proceeding or any compromise or settlement effected by the Buyer. If the Buyer Indemnitee shall have reasonably concluded upon advice from counsel that there may be a conflict of interest between the Buyer Indemnitee and the Seller or the Parent, the Buyer Indemnitee shall have the right to defend, contest or otherwise protect against such Proceeding, provided that if the Buyer Indemnitee
                                           --------
shall compromise or settle such claims without consent of Seller and Parent, such compromise or settlement shall not bind Seller or Parent. If the Seller or the Parent assumes the defense of any Proceeding, (a) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification, (b) no compromise or settlement of such claims may be effected by the Seller or the Parent without the Buyer Indemnitee's consent unless (i) there is no finding or admission of any violation of federal, state, local, municipal, foreign, international, multinational or other administrative order, law, ordinance, principal of common law, regulation, statute or treaty or any violation of the rights of any Person and no effect on any other claims that may be made against the Buyer Indemnitee and (ii) the sole relief provided is monetary damages that are paid in full by the Seller or the Parent; and (c) the Buyer Indemnitee will have no liability with respect to any compromise or settlement of such claims effected without its consent.

     Section 6.3 Indemnification by the Buyer and Newco. Notwithstanding the Closing, and, with respect to paragraph (a) only, except to the extent that the Seller or the Parent has any knowledge or information with respect to such matter on or prior to the Closing Date (it being agreed that the Seller Indemnitees are entitled to indemnification under this Section 6.3 regardless of their knowledge of facts giving rise to any litigation referred to in paragraph
(b) hereof or of their knowledge for purposes of the representation and warranty set forth in the penultimate sentence of Section 4.4 of any liabilities or claims against the Buyer or any of its Affiliates), the Buyer and Newco shall, jointly and severally, indemnify and agree to fully defend, save and hold the Seller, the Parent, or any Affiliate of the Seller or of the Parent and their directors, officers and employees (the "Seller Indemnitees"), harmless if any Seller Indemnitee shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees and expenses of investigation incurred by the Seller Indemnitees in any action or proceeding between the Buyer or Newco and the Seller Indemnitees or between the Seller Indemnitees and any third party or otherwise), deficiency, interest, penalty, impositions, assessments or fines (collectively, "Seller Losses") arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, any and all the Buyer Events of Breach. As used herein, "Buyer Events of Breach" shall be and mean any one or more of the following:

          (a) any untruth or inaccuracy in any representation of the Buyer or Newco or the breach of any warranty of the Buyer or Newco contained in the Transaction Documents written notice of which has been given to the Buyer and Newco prior to the expiration of any survival period applicable thereto;

          (b) any Proceeding is brought by any stockholder of the Buyer, either directly or derivatively, challenging any of the transactions contemplated herein or in any other Transaction Document or asserting any liability on the part of Parent, any of its affiliates or any of the respective officers or directors;

          (c) any failure of the Buyer or Newco duly to perform or observe any term, provision, covenant, agreement or condition contained herein or in the Transaction Documents on the part of the Buyer or Newco to be performed or observed;

provided, however, that, except for Seller Losses incurred by the Seller Indemnitees in connection with the inaccuracy of any representations or the breach of any warranty of the Buyer or Newco relating to Taxes, the representations and warranties contained in Section 5.4 hereof or actual fraud by the Buyer or Newco, the Buyer and Newco shall have no obligation to make any payment under Section 6.3(a) hereof with respect to any representation or warranty unless (i) the Seller Indemnitees have suffered Seller Losses by reason of any particular representation or warranty, together with all other particular claims arising from the same facts and circumstances, in excess of $50,000 and
(ii) until all Seller Indemnitees have suffered Seller Losses (other than Seller Losses below the $50,000 threshold referred to in clause (i) above) by reason of all such claims that exceed $500,000, it being understood that once such amount is exceeded, the aggregate of all such claims in excess of $500,000 shall be payable by the Buyer and Newco on demand by the Seller.

     Section 6.4   Procedures for Indemnification by the Buyer and Newco.
If a Buyer Event of Breach occurs or is alleged and a Seller Indemnitee asserts that the Buyer or Newco has become obligated to such Seller Indemnitee pursuant to Section 6.3 hereof, or if any Proceeding is begun, made or instituted by a third party as a result of which the Buyer or Newco may become obligated to a Seller Indemnitee hereunder, such Seller Indemnitee shall give written notice to the Buyer and Newco. The Buyer and Newco, jointly and severally, agree to defend, contest or otherwise protect the Seller Indemnitee against any Proceeding at their sole cost and expense. The Seller Indemnitee shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Seller Indemnitee's choice and shall in any event cooperate with and assist the Buyer and Newco to the extent reasonably possible. If the Buyer or Newco fail timely to defend, contest or otherwise protect against such Proceeding, the Seller Indemnitee shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Seller Indemnitee shall be entitled to recover the entire cost thereof from the Buyer or Newco, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such Proceeding, as such costs are incurred, and the Buyer or Newco shall be bound by any determination made in such Proceeding or any compromise or settlement effected by the Seller. If the Seller Indemnitee shall have reasonably concluded upon advice from counsel that there may be a conflict of interest between the Seller Indemnitee and the Buyer or Newco, the Seller Indemnitee shall have the right to defend, contest or otherwise protect against such Proceeding, provided that if the Seller Indemnitee shall compromise or settle
            --------
such claims without consent of Buyer and Newco, such compromise or settlement shall not bind the Buyer or Newco. If the Buyer or Newco assumes the defense of any Proceeding, (a) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification, (b) no compromise or settlement of such claims may be effected by the Buyer or Newco without the Seller Indemnitee's consent unless
(i) there is no finding or admission of any violation of federal, state, local, municipal, foreign, international, multinational or other administrative order, law, ordinance, principal of common law, regulation, statute or treaty or any violation of the rights of any Person and no effect on any other claims that may be made against the Seller Indemnitee and (ii) the sole relief provided is monetary damages that are paid in full by the Buyer or Newco; and (c) the Seller Indemnitee will have no liability with respect to any compromise or settlement of such claims effected without its consent. Notwithstanding the above, in the event of any claim for indemnity under clause 6.3(b) the Seller Indemnitees will be entitled to retain their own counsel and Buyer will promptly reimburse such Seller Indemnitees for the reasonable costs and disbursements of such separate counsel.

                                  ARTICLE VII
          CONDITIONS TO OBLIGATIONS OF THE SELLER AND THE PARENT

     The obligations of the Seller and the Parent to consummate the transactions contemplated by the Transaction Documents are subject to the fulfillment, at or before the Closing Date of the following conditions, any one or more of which may be waived by the Parent and the Seller in their sole discretion:

     Section 7.1   Representations and Warranties of the Buyer and Newco.
All representations and warranties made by the Buyer and Newco in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if again made by the Buyer and Newco on and as of such date, except for any warranties made with reference to a specific date, which shall be true and correct as of such specific date.

     Section 7.2   Performance of the Obligations of the Buyer and Newco.
The Buyer and Newco shall have performed in all material respects all obligations required under this Agreement to be performed by them on or before the Closing Date.

     Section 7.3   Consents and Approvals.   All consents, waivers,
authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any Person, other than the Seller, the Parent or their respective subsidiaries or affiliates, required on the Closing Date in connection with the execution, delivery and performance of the Transaction Documents shall have been duly obtained and shall be in full force and effect on the Closing Date.

     Section 7.4   No Violation of Orders.   No preliminary or permanent
injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares any of the Transaction Documents invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect on the Closing Date.

     Section 7.5 Registration Rights Agreement. On the Closing Date, the Buyer and the Seller shall enter into the Registration Rights Agreement in the form attached hereto as Exhibit D for the registration of the Buyer Common Stock included in the Share Consideration.

     Section 7.6  Buyer Closing Documents.   The Buyer shall have delivered
to the Seller or cause Newco to deliver to the Seller the following documents on the Closing Date:

          (a)     the certificates representing the Share Consideration;

          (b) a certificate dated the Closing Date of the Secretary of State of the jurisdiction of incorporation of the Buyer as to its good standing in such jurisdiction;

          (c)     the Transaction Documents; and

          (d) such other documents, including legal opinions, or certificates relating to the transactions contemplated by the Transaction Documents as the Seller reasonably requests.

     Section 7.7  Legal Matters.   All certificates, instruments, opinions
and other documents required to be executed or delivered by or on behalf of the Buyer and Newco under the provisions of the Transaction Documents, and all other actions and proceedings required to be taken by or on behalf of the Buyer and Newco in furtherance of the transactions contemplated hereby and thereby, shall be reasonably satisfactory in form and substance to counsel for the Seller.

                                 ARTICLE VIII
             CONDITIONS TO OBLIGATIONS OF THE BUYER AND NEWCO

     The obligations of the Buyer to consummate the transactions contemplated by the Transaction Documents are subject to the fulfillment, at or before the Closing Date of the following conditions, any one or more of which may be waived by the Buyer in its sole discretion:

     Section 8.1 Representations and Warranties of the Seller and the Parent. All representations and warranties made by the Seller and the Parent in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if again made by the Seller and the Parent on and as of such date, except for any warranties made with reference to a specific date, which shall be true and correct as of such specific date.

     Section 8.2 Performance of the Obligations of the Seller and the Parent. The Seller and the Parent shall have performed in all material respects all obligations required under this Agreement to be performed by them on or before the Closing Date and the Buyer shall have received a certificate dated the Closing Date signed by the duly authorized representatives of the Seller and the Parent to that effect.

     Section 8.3 Consents and Approvals.   All consents, waivers,
authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any Person, other than the Buyer, Newco or their respective subsidiaries or affiliates, in connection with the execution, delivery and performance of the Transaction Documents shall have been duly obtained and shall be in full force and effect on the Closing Date, subject to the proviso in Section 8.4 hereof.

     Section 8.4  No Violation of Orders.   No preliminary or permanent
injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares any of the Transaction Documents invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect on the Closing Date; provided that if Buyer or Newco
                                               --------
fail to consummate the transactions contemplated by the Transaction Documents because of a failure of the conditions specified in Sections 8.3 and 8.4 based solely upon the entry by the Delaware Court of Chancery in the Chancery Court Litigation or another court in related litigation of an injunction or other order barring the Closing, then the parties agree that their contractual rights under this agreement are not affected.

     Section 8.5  Seller Closing Documents.   The Seller shall have
delivered to the Buyer or caused the Parent to deliver to the Buyer the following documents on the Closing Date:

          (a) instruments of transfer duly transferring all the Purchased Interests on the Closing Date with appropriate transfer stamps, if any, affixed thereto;

          (b) a certificate dated the Closing Date of the Secretary of State of the State of Delaware as to its good standing in such jurisdiction;

          (c)     copies of the consents, waivers and approvals specified on
Schedule 3.6;
------------

          (d)     the Transaction Documents; and

          (e) such other documents, including legal opinions, or certificates relating to the transactions contemplated by the Transaction Documents as the Buyer reasonably requests.

     Section 8.6  Legal Matters.   All certificates, instruments, opinions
and other documents required to be executed or delivered by or on behalf of the Seller and the Parent under the provisions of the Transaction Documents, and all other actions and proceedings required to be taken by or on behalf of the Seller and the Parent in furtherance of the transactions contemplated hereby and thereby, shall be reasonably satisfactory in form and substance to counsel for the Buyer.

                                  ARTICLE IX
                                 TERMINATION

     Section 9.1  Conditions of Termination.   Notwithstanding anything to
the contrary contained herein, this Agreement may be terminated at any time before the Closing (a) by mutual consent of the Seller and the Buyer, (b) by the Seller if the conditions set forth in Section 8 hereof are not satisfied or waived by the Closing Date, (c) by the Buyer if the conditions set forth in
Section 9 hereof are not satisfied or waived by the Closing Date or (d) by any party hereto that is not in breach of its material obligations hereunder if the Closing shall not have occurred on or prior to April 30, 2000, provided that the
                                                               --------
Buyer and Newco shall not have a right to terminate this Agreement pursuant to clause (d) if they are prohibited from closing because of a preliminary or permanent injunction binding on them.

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

     Section 9.2   Effect of Termination.   In the event of termination
pursuant to Section 9.1 hereof, this Agreement shall become null and void and have no effect, with no liability on the part of the Seller, the Company or the Buyer, or their respective directors, officers, agents or stockholders, with respect to this Agreement, except for the (i) liability of a party for expenses pursuant to Section 11.3 hereof, (ii) liability for any breach of this Agreement and (iii) Buyer and Newco's indemnification obligations under Section 6.3(b).

     Section 9.3   Intentionally Omitted.

                                   ARTICLE X
                                 MISCELLANEOUS

     Section 10.1  Successors and Assigns.   Except as otherwise provided
in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect, provided that the Buyer may assign its rights to a wholly-owned subsidiary. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

     Section 10.2  Governing Law; Jurisdiction.   This Agreement shall be
construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the State of New York.

     Section 10.3  Service of Process.   The parties hereto acknowledge
and agree that under this Agreement process may be served, in the case of the Buyer and Newco, by delivery to CT Corporation, 111 8th Avenue, New York, New York, 10011, in the case of the Seller, the Parent and the Company, by delivery to Duane, Morris & Heckscher LLP, 380 Lexington Avenue, New York, New York 10168, Attn: Michael H. Margulis, Esq. or to such other address or to the attention of such other person in New York City as the parties may provide by notice by given in accordance with Section 10.6 hereof.

     Section 10.4  Expenses; Fees.    Except as otherwise provided herein,
each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any legal and accounting fees, whether or not the transactions contemplated hereby are consummated.

     Section 10.5  Severability.   In the event that any part of this
Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

     Section 10.6  Notices.   All notices, requests, demands and other
communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of

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

transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the U.S. Postal Service or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

     If to the Seller:
                         Reading Entertainment, Inc.
                         One Penn Square West
                         30 South Fifteenth Street, Suite 1300
                         Philadelphia, Pennsylvania 19102-4813
                         Attention:  James J. Cotter, Chairman
                         Facsimile:  (215) 569-2862

     Copy to:

                         Potter Anderson & Corroon LLP
                         Hercules Plaza
                         1313 N. Market Street
                         Wilmington, Delaware 19801
                         Attention:  John F. Grossbauer, Esq.
                         Facsimile:  (302) 984-1192

     If to the Buyer:

                         National Auto Credit, Inc.
                         30000 Aurora Road
                         Solon, Ohio 44139
                         Attention:  David L. Huber, Chairman of the Board
                         Facsimile:  (440) 349-0442

     Copy to:

                         National Auto Credit, Inc.
                         30000 Aurora Road
                         Solon, Ohio 44139
                         Attention:  Raymond A. Varcho, Esq., Vice President,
                                     Secretary and General Counsel
                         Facsimile:  (440) 349-3959

     Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

     Section 10.7  Amendments; Waivers.   This Agreement may be amended or
modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     Section 10.8  Public Announcements.   The parties agree that after
the signing of this Agreement, neither party shall make any press release or public announcement concerning the transactions contemplated by the Transaction Documents without the prior written approval of the other parties unless the disclosing party is advised by counsel that a press release or public announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the nondisclosing parties prior notice and an opportunity to comment on the proposed disclosure.

     Section 10.9  Entire Agreement.   The Transaction Documents contain
the entire understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

     Section 10.10 Parties in Interest.   Except for the rights granted
to the Buyer Indemnitees and the Seller Indemnitees in Article VI hereof, nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Seller, the Parent, the Company, the Buyer and Newco and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to the Seller, the Parent, the Company, the Buyer or Newco. No provision of this Agreement shall give any third persons any right of subrogation or action over or against the Seller, the Parent, the Company, the Buyer or Newco.

     Section 10.11  Scheduled Disclosures.   Disclosure of any matter,
fact or circumstance in a Schedule to this Agreement shall not be deemed to be disclosure thereof for purposes of any other Schedule hereto.

     Section 10.12  Specific Performance.   The parties recognize that
the Purchased Interests and the Company's principal asset, the Angelika Film Center, are unique and not capable of duplication. Accordingly, without limited or waiving any rights or remedies the parties may have under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance by the other of the obligations to be performed by the other in accordance with the provisions of this Agreement.

     Section 10.13  Section and Paragraph Headings.   The section and
paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     Section 10.14  Counterparts.   This Agreement may be executed in
counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on April __, 2000.

                              SELLER:

                              FA, INC.



                              By:
                                 -----------------------------
                                 Name:
                                 Title:


                              PARENT:

                              READING ENTERTAINMENT, INC.



                              By:
                                 -----------------------------
                                 Name:
                                 Title:

                              BUYER:

                              NATIONAL AUTO CREDIT, INC.



                              By:
                                 ------------------------------
                                 Name:
                                 Title:


                              NEWCO:

                              NATIONAL CINEMAS, INC.



                              By:
                                 -----------------------------
                                 Name:
                                 Title:

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